UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

Investors Capital Holdings, Ltd. (Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

230 Broadway East Lynnfield, MA 01940 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2011 the Registrant issued a news release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal quarter ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd. By /s/ Timothy B. Murphy Timothy B. Murphy, Chief Executive Officer

Date: February 17, 2011

Exhibit 2.02

FOR IMMEDIATE RELEASE Contact: Robert Foney, Chief Marketing Officer 781.477.4814 rfoney@investorscapital.com www.investorscapital.com

Investors Capital Holdings Posts Third-Quarter Profit

Total revenue, Average Revenue per Rep increase; net capital position strengthens

Lynnfield, Mass. (February 15, 2011) – Investors Capital Holdings, Ltd. (NYSE Amex: ICH, “the Company”), a financial services holding company, posted third quarter net income of $0.35 million on total revenue of $21.43 million for the period ended December 31, 2010 (“the quarter”) compared to net income of $0.43 million on total revenue of $21.05 million for the quarter ended December 31, 2009 (“prior period”). The Company operates primarily through its wholly-owned subsidiary, Investors Capital Corporation (“ICC”), a dually registered broker-dealer and investment advisory firm.

Total revenue for the quarter grew by $0.38 million, or 1.8%, compared to the prior period. The increase is due primarily to a rise in commissionable revenues as markets continue to rebound from the recent recession. Commission revenue, which accounts for 81.5% of total revenue, increased 1.7% to $17.47 million. Advisory fees, which account for 15.2% of total revenue, grew 3.4% to $3.27 million. The rise in advisory revenue reflects growth in market asset values, as well as new investment contributions.

“Our focus continues to be on quality advisors, assets, and profits,” said Timothy B. Murphy, the Company’s President and CEO. “Our net capital position remains strong; the markets and economy are improving; trading volume is increasing. We know where we want to go and how we want to get there. All we have to do is execute.”

At quarter end, the firm’s net capital position strengthened to $2.99 million (an excess of $2.51 million) with a net capital ratio of 2.38:1. The SEC Uniform Net Capital Rule (Rule 15c3-1) requires that Investors Capital maintain net capital of $100,000 and a ratio of specified aggregate indebtedness to net capital (a “net capital ratio”) not to exceed 15 to 1.

Investors Capital continues to benefit from improving the overall quality of its representatives, a key component of the Company’s strategy for achieving growth in revenues and net income. The firm seeks to continually improve the quality of its representatives by helping them expand their skills and practices, recruiting established, high-quality representatives, and terminating low-quality advisors. The firm’s average revenue per representative, based on a rolling 12-month period, rose again in the third quarter to $145,153, an increase of 12.5% over $129,006 for the prior rolling 12-month period.

“To use a baseball analogy, we’re not trying to swing for the fences,” said Murphy. “Single, single, double is how smart teams produce runs in baseball and profits in business. We are focusing on organic growth, retention, and recruitment of quality advisors to achieve our growth targets for revenues, assets, and profits.”

Adjusted EBITDA was $0.47 million for the quarter compared to $0.86 million for the prior period. Adjusted EBITDA, a non-GAAP financial measure described below, is a key metric utilized by the firm in evaluating its financial performance.

About Investors Capital Holdings, Ltd.:

Investors Capital Holdings, Ltd. (NYSE Amex: ICH) of Lynnfield, Massachusetts is a financial services holding company that operates primarily through its broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide premier 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks including those identified in the Company’s Securities and Exchange Commission filings.

Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, Massachusetts 01940, Distributor.

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INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2010	March 31, 2010
Assets
Current Assets
Cash and cash equivalents	$ 5,084,390	$ 5,812,865
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	6,333,753	6,042,188
Note receivable - (current)	108,465	140,598
Loans receivable from registered representatives (current), net of allowance	1,138,383	769,263
Prepaid income taxes	364,026	559,007
Securities owned at fair value	2,753	57,933
Investments	50,000	50,000
Prepaid expenses	641,632	957,674
	13,898,402	14,564,528
Property and equipment, net	675,302	774,182
Long Term Investments
Loans receivable from registered representatives	247,356	292,884
Note receivable	495,000	595,000
Investments	206,475	184,319
Non-qualified deferred compensation investment	1,003,504	929,897
Cash surrender value life insurance policies	655,047	551,398
	2,607,382	2,553,498
Other Assets
Other assets	56,543	25,069
Deferred tax asset, net	958,693	838,773
Capitalized software, net	102,925	138,497
	1,118,161	1,002,339
TOTAL ASSETS	$ 18,299,247	$ 18,894,547
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 1,227,145	$ 817,761
Accrued expenses	1,553,133	2,358,656
Commissions payable	2,703,163	3,488,415
Notes payable	50,784	1,130,922
Unearned revenues	1,655,431	101,931
Securities sold, not yet purchased, at fair value	-	5,693
	7,189,656	7,903,378
Long-Term Liabilities
Non-qualified deferred compensation plan	1,065,634	793,735
	1,065,634	793,735
Total liabilities	8,255,290	8,697,113
Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized;
6,619,748 issued and 6,615,863 outstanding at December 31, 2010;
6,595,804 issued and 6,591,919 outstanding at March 31, 2010	66,197	65,958
Additional paid-in capital	12,231,361	12,095,862
Accumulated deficit	(2,272,882)	(1,964,084)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Accumulated other comprehensive income	49,416	29,833
Total stockholders' equity	10,043,957	10,197,434
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,299,247	$ 18,894,547

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009 (UNAUDITED)

	2010	2009
Revenue:
Commissions	$ 17,469,594	$ 17,170,742
Advisory fees	3,266,812	3,159,770
Other fee income	528,451	514,064
Other revenue	161,400	206,453
Total revenue	21,426,257	21,051,029

Expenses:
Commissions and advisory fees	16,600,763	15,998,733
Compensation and benefits	2,157,884	1,820,196
Regulatory, legal and professional services	549,546	579,701
Brokerage, clearing and exchange fees	481,837	778,837
Technology and communications	311,178	287,270
Marketing and promotion	406,945	296,180
Occupancy and equipment	232,802	202,643
Other administrative	366,757	370,018
Interest	3,472	1,536
Total operating expenses	21,111,184	20,335,114

Operating (loss) income	315,073	715,915

Provision for income taxes	(30,601)	287,857

Net income (loss)	$ 345,674	$ 428,058

Basic net income per share	$ 0.05	$ 0.07

Diluted net income per share	$ 0.05	$ 0.07

Basic dividends per common share	$ -	$ -

Shares used in basic per share calculations	6,566,542	6,514,017

Shares used in diluted per share calculations	6,704,651	6,514,017

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted by eliminating items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation. We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities. Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA may be reconciled with net income as follows:

	Quarters Ended December 31,
	2010	2009

Adjusted EBITDA:	$ 473,384	$ 857,973

Adjustments to obtain GAAP Net income (loss):
Income tax benefit	37,348	-
Interest expense	(3,472)	(1,536)
Income tax expense	(6,746)	(287,857)
Depreciation and amortization	(107,477)	(86,030)
Non-cash compensation	(47,363)	(54,492)

Net income (loss)	$ 345,674	$ 428,058